                                                                    Exhibit 99.5

                         NOTICE OF GUARANTEED DELIVERY

   This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the
prospectus, dated           , 2001(the "Prospectus"), of Charles & Colvard,
Ltd., a North Carolina corporation ("Charles & Colvard") if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern
Standard Time, on               , 2001(as it may be extended, the "Expiration
Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Guaranteed Delivery Procedures" in the Prospectus. Payment of the
Subscription Price of $       per share for each share of Common Stock
subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) Nasdaq National Market trading days after the Expiration Date.

   The address and facsimile numbers for delivery to the Subscription Agent are as follows:

By Mail (Registered Mail is
       recommended):              By Facsimile Transmission:       By Hand or Overnight Delivery:

First Union National Bank
   Attention:                        (   )    -
  1525 West W.T. Harris
      Boulevard, 3C3         To confirm receipt of facsimile only:
Charlotte, North Carolina
        28262-1153                   (   )    -

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

   The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by Charles & Colvard, Ltd. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and shares set forth below pursuant to the Over-Subscription Privilege described in the
Prospectus:

   No. of Subscription Rights exercised pursuant to Basic
    Subscription Privilege (shares subscribed for):
         plus
   No. of Shares subscribed for pursuant to
   Over-Subscription Privilege:
           TOTAL:
                                                               x $
   TOTAL PAYMENT DUE:                                      $

   The undersigned understands that payment of the Subscription Price of $ per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

     [_] is being delivered to the Subscription Agent herewith; or

     [_] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [_] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

     [_] certified check

     [_] bank draft (cashier's check)

     [_] postal, telegraphic or express money order

     [_] wire transfer of immediately available funds

If by certified check, bank draft or express money order, please provide the following information:

   Name of maker: ______________________________________________________
   Date of check, draft or money order: ________________________________
   Bank on which check is drawn or issuer of money order: ______________

   Signature(s): ______________________________________________

   Name(s): ___________________________________________________

       _____________________________________________________

       _____________________________________________________
                     (Please type or print)

   Area Code and Tel. No(s): __________________________________

   Rights Certificate No(s) (if available): ___________________

                             GUARANTEE OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17A-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three Nasdaq National Market trading days after the date hereof, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

   Name of Firm: ______________________________________________

   Address: ___________________________________________________

   Zip Code: __________________________________________________

   Area Code and Telephone Number: ____________________________

   Authorized Signature: ______________________________________

   Title: _____________________________________________________

   Name: ______________________________________________________
                         (Please Type or Print)

   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

              DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM